Exhibit 99.1
News Release

L3Harris Technologies, Inc. Announces Final Results of Exchange Offers
and Consent Solicitations

MELBOURNE, Fla., July 1, 2019—L3Harris Technologies, Inc. (NYSE: LHX) (“L3Harris”) (f/k/a Harris Corporation) today announced the final results of the previously announced offers to exchange (the “Exchange Offers”) any and all outstanding notes issued by L3 Technologies, Inc. (“L3”) as set forth in the table below (the “Existing L3 Notes”) for (1) up to $3,350,000,000 aggregate principal amount of new notes issued by L3Harris (the “New L3Harris Notes”) and (2) cash, and related consent solicitations (the “Consent Solicitations”) to adopt certain amendments to each of the indentures governing the Existing L3 Notes.

The Exchange Offers and Consent Solicitations expired at 12:01 a.m., New York City time, on July 1, 2019 (the “Expiration Date”). As of the Expiration Date, the following principal amounts of each series of Existing L3 Notes were validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

Title of Series/ CUSIP Number of Existing L3 Notes	Aggregate Principal Amount Outstanding	Existing L3 Notes Tendered at Expiration Date
		Principal Amount	Percentage
4.950% Senior Notes due 2021 / 502413BA4	$650,000,000	$ 500,875,000	77.06%
3.850% Senior Notes due 2023 / 502413BF3	$800,000,000	$ 740,887,000	92.61%
3.950% Senior Notes due 2024 / 502413BD8	$350,000,000	$ 326,538,000	93.30%
3.850% Senior Notes due 2026 / 502413BE6	$550,000,000	$ 534,794,000	97.24%
4.400% Senior Notes due 2028 / 502413BG1	$1,000,000,000	$ 918,000,000	91.80%

The Exchange Offers and Consent Solicitations were made in connection with the all-stock merger between Harris Corporation and L3, which was completed on June 29, 2019 and established L3Harris, and pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated May 30, 2019 (the “Offering Memorandum and Consent Solicitation Statement”).

Upon settlement of the Exchange Offers and Consent Solicitations, which is expected to occur on Tuesday, July 2, 2019, L3Harris will (i) issue to the holders of the Existing L3 Notes whose securities were tendered at or before 5:00 p.m., New York City time, on June 12, 2019 (the “Early Tender Date”), and accepted for exchange, New L3Harris Notes in an aggregate principal amount ($1,000 principal amount) equal to the aggregate principal amount of Existing L3 Notes that have been accepted for exchange, (ii) issue to the holders of the Existing L3 Notes whose securities were tendered after the Early Tender Date but prior to the Expiration Date and accepted for exchange, New L3Harris Notes in an aggregate principal amount equal to $970 for each $1,000 aggregate principal amount of Existing L3 Notes that have been accepted for exchange, and (iii) pay to the holders of the Existing L3 Notes whose securities have been accepted for exchange $1.00 per $1,000 principal amount in cash, for a total of $3,021,094,000, as part of the exchange consideration.

In addition, as previously disclosed, L3 received consents in the Consent Solicitations sufficient to approve amendments to the respective indentures governing the Existing L3 Notes. As a result, L3 and the trustee for the Existing L3 Notes have entered into a supplemental indenture implementing those amendments to the indentures governing the Existing L3 Notes.

The New L3Harris Notes will be issued only to eligible holders of Existing L3 Notes who are either (a) “Qualified Institutional Buyers” as that term is defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (b) persons that are outside the “United States” and that (i) are not “U.S. persons,” as those terms are defined in Rule 902 under the Securities Act, (ii) are not “EEA Retail Investors” (as defined in the Offering Memorandum and Consent Solicitation Statement) and (iii) are not located in Canada.

The New L3Harris Notes have not been and will not be registered under the Securities Act or any state securities laws. Therefore, the New L3Harris Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About L3Harris Technologies, Inc.

L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $17 billion in annual revenue and 50,000 employees, with customers in more than 100 countries.

Forward-Looking Statements

Certain of the matters discussed in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts may be forward-looking statements; words such as “may,” “will,” “should,” “likely,” “projects,” “financial guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are used to identify forward-looking statements. L3Harris cautions investors that these statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond L3Harris’ control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These forward-looking statements speak only as of the date of this communication or as of the date they were made, and L3Harris undertakes no obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in L3’s and Harris Corporation’s Joint Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 filed by Harris Corporation and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in L3’s and Harris Corporation’s most recent reports on Form 10-K for the years ended December 31, 2018 and June 29, 2018, respectively, and any material updates to these factors contained in any of L3Harris’ subsequent and future filings.

# # #

Contacts:
Investor Relations:
Anurag Maheshwari, +1-321-727-9383
Anurag.Maheshwari@L3Harris.com

Media Relations:
Jim Burke, +1-321-727-9131
Jim.Burke@L3Harris.com